Exhibit 23.5

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Greater Atlantic Financial Corp. (the “Company”) as an Annex to the Proxy Statement relating to the proposed merger of the Company with Summit Financial Group, Inc. (“Summit”) contained in the Company’s Proxy Statement as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement.  In giving such consent, we do not admit that we come within the category of persons who consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/           Sandler O’Neill & Partners, L.P.
New York, New York
                                October 22, 2007